UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2005

Anadys Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3115 Merryfield Row, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 530-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Effective June 3, 2005, our Board of Directors approved changes to the compensation of our non-employee directors as outlined below.

Cash Payments

Prior to June 3, 2005, we did not pay cash compensation to our non-employee directors. The Company continues to reimburse each non-employee director for out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors or any committee thereof.

NON-EMPLOYEE DIRECTOR COMPENSATION:

Maximum cash compensation per non-employee director per year - $25,000

Annual Stipend - $5,000

Meeting Fees:
Board of Directors, in person - $2,500
Board of Directors, telephonically - $500
Audit Committee - $500
Compensation Committee - $500
Corporate Governance & Nominating Committee - $500

The annual stipend referenced above will be paid on a calendar year basis, or pro rata portion thereof, and will be paid at the end of the year, or upon a director’s earlier departure from the Board. Notwithstanding the fee schedule set forth above, total cash compensation to each non-employee director is capped at $25,000 per calendar year.

Automatic Option Grants

Under the pre-existing arrangement, which was previously approved by the Board and our stockholders and continues in effect, each non-employee director receives an annual option grant to purchase 5,000 shares of our common stock under our 2004 Non-Employee Directors' Stock Option Plan on the date of each annual meeting of our stockholders. The size of an annual grant made to a non-employee director who has served less than 12 months at the time of the annual meeting is reduced pro rata for each full quarter prior to the date of grant during which such individual did not serve as a non-employee director. In addition, as previously approved, each new non-employee director receives an initial option to purchase 20,000 shares of our common stock under our 2004 Non-Employee Directors' Stock Option Plan upon his or her election or appointment to the Board of Directors.

Effective June 3, 2005, the Board approved additional grants from the 2004 Equity Incentive Plan to be made to our non-employee directors. The 2004 Equity Incentive Plan was previously approved by the Board and our stockholders and permits options grants to be made to our employees, consultants and directors. Under the recently approved arrangement, on September 1 of each year, each non-employee director will receive an additional option grant to purchase 5,000 shares of our common stock under our 2004 Equity Incentive Plan, with the size of the grant made to a non-employee director who has served less than 12 months at September 1 being reduced pro rata for each full quarter prior to the date of grant during which such individual did not serve as a non-employee director. This represents an annual increase of an option to purchase 5,000 shares of our common stock per non-employee director for a total 10,000 share annual option grant.

In addition, the Board of Directors has formalized its policy for new non-employee directors to receive an option grant to purchase 25,000 shares of our common stock upon their appointment or election to our Board of Directors of which an option to purchase 20,000 shares of our common stock will be granted under our 2004 Non-Employee Directors' Stock Option Plan (as described above) and the remaining balance to purchase 5,000 shares of our common stock will be granted under our 2004 Equity Incentive Plan. This represents an increase of an option to purchase 5,000 shares of our common stock per each new non-employee director for a total 25,000 share appointment/election option grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc.

June 8, 2005	By:	/s/ Jennifer K. Crittenden

Name: Jennifer K. Crittenden
Title: Vice President Finance